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                                                                   Exhibit 10.24


                                 AGENCY.COM LTD.
                                  665 Broadway
                               New York, NY 10012


                                          November  12, 1999

Thomas DeLong
Harvard Business School
139 Morgan Hall
Boston, Massachusetts 02163

Dear Tom:

This letter agreement (the "Agreement") will confirm the terms upon which you will provide consulting services to AGENCY.COM LTD. (the "Company").

1. You agree to make yourself available to render services to the Company on an as-needed basis, subject to your prior commitments. It is anticipated that these services will involve discussions and advice based on your extensive expertise. You will not be required to travel without your consent.

2. The Company will reimburse you for all travel and other out-of-pocket expenses which you may properly incur in connection with the services you render hereunder, upon the submission of any and all statements, bills or receipts evidencing the expenses for which you seek payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

3. You agree that you will serve as a Director of the Company if and when so elected by the shareholders of the Company, subject only to the requirement that the Company shall have obtained officers and directors liability insurance which will provide coverage for you in your capacity as a Director of the Company. You specifically agree to being named as a Director-Nominee in a registration statement (the "Registration Statement") which may be filed by the Company under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company to the public.

4. You acknowledge that as a result of your services hereunder, you will be privy to confidential information and trade secrets of the Company and its clients, which you agree that you will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone or utilize for your own benefit or for the benefit of third parties. The term "confidential information or trade secret" does not include information which (i) becomes generally available to the public other than by breach of this provision or (ii) you learn from a third party who is not under an obligation of confidence to the Company. In the event that you become legally required to disclose any confidential information or trade secret, you will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph
4. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 4, you will furnish only that portion of the

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confidential information or trade secret which is legally required and will exercise your best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information or trade secret.

5. As compensation for your services, promptly following your execution and delivery of this Agreement, the Company shall issue to you options to purchase 50,000 shares of the Company's common stock. This issuance shall be made pursuant to the Company's 1999 Stock Option/Stock Issuance Plan (the "Plan") and shall be subject to the terms and conditions of the Plan as if granted under
Article IV of the Plan, specifically the repurchase rights of the Company thereunder; provided, however, that the options shall be first exercisable only at such time as you actually become a Director of the Company. The exercise price per share of Company common stock shall be the fair market value of such share on the date of issuance.

If you are in agreement with the foregoing, please sign in the space provided below, whereupon this shall become a binding agreement between us.

                                          Very truly yours,

                                          AGENCY.COM LTD.



                                          By: /s/ Chan Suh
                                             ----------------------------

ACCEPTED AND AGREED:



/s/ Thomas DeLong
-------------------------------
Thomas DeLong


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